Exhibit (c)(2)

CONFIDENTIAL TREATMENT REQUESTED	&RQIOLFWV&RPPLWWHHRI+|HJK/1*3DUWQHUV/3 'LVFXVVLRQ0DWHULDOV January 21, 2022

Confidential

These materials have been prepared by Evercore Group L.L.C. ("Evercore") for the Conflicts Committee of the Board of Directors (the "Committee") of Höegh LNG Partners LP (the "Partnership") to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Committee.

These materials were compiled on a confidential basis for use by the Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.

These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.

Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

EVERCORE
HÖEGH LNG PARTNERS LP

&RQILGHQWLDO 7DEOHRI&RQWHQWV 6HFWLRQ ,QWURGXFWLRQ 3UHOLPLQDU\)LQGLQJV $SSHQGL[ , ,,

&RQILGHQWLDO , ,QWURGXFWLRQ

Confidential

Introduction

Executive Summary

- Evercore Group LLC ("Evercore") has prepared the following materials to update the Conflicts Committee of the Board of Directors (the "Committee") of Höegh LNG Partners LP ("HMLP" or the "Partnership") on our initial, preliminary findings from Management ("Preliminary Findings") and to align on priorities and next steps in reviewing the Partnership's recently received Non-Binding Offer ("NBO") from Höegh LNG Holdings Ltd. ("Höegh LNG" or the "Sponsor")
- On January 10, 2022, Evercore was provided access to a Virtual Data Room ("VDR") by HMLP Management and has spent the ensuing days comprehensively reviewing ~400 documents totaling over 9,000 pages to provide the summary and analysis contained herein
  - Management provided detailed responses on 33 out of 39 initial questions (~85%)
- Evercore compiled several relevant clarifying questions and follow-up inquires, which were provided to the Partnership on January 14, 2022
  - Evercore received comprehensive responses and held a call with HMLP Management on January 18, 2022 to discuss updates regarding the Lampung situation and Management's forecast assumptions in detail
- In addition to reviewing the materials, Evercore has scheduled a call with the Committee and HMLP Management on January 24, 2022 to receive further context regarding the rationale underpinning the NBO received on December 3, 2021
- Evercore's current view on next steps in the process is as follows:
  - Share our initial findings and solicit feedback from the Committee on whether there are any specific topics for which they would request that Evercore provides a more thorough assessment
  - Determine any additional information or clarifications Evercore should request from the Partnership
  - Evaluate presented scenarios to align on reasonable operating assumptions and commence with valuation analysis
  - Present valuation analysis to the Committee and discuss response to the NBO

EVERCORE
1
HÖEGH LNG PARTNERS LP

Confidential

Introduction

($ in millions, except per unit data)

Public Market Overview and Capital Structure

Public Market Overview

As of 1/19/22	
HMLP Common Unit Price (1/19/22)	$4.36
52-Week High	*18.17*
52-Week Low	*3.77*
Partnership Common Units Outstanding	33.373
Equity Value	**$145.5**
(+) Preferred Equity[1]	162.2
(+) Debt[2]	415.5
(–) Cash[2]	(60.2)
Enterprise Value	**$663.0**

Trading Multiples

	Metric		Multiple	
	FactSet	Mgmt[4]	FactSet	Mgmt
EV / EBITDA				
2021E	$118.6	$106.1	5.6x	6.3x
2022E	113.2	109.1	5.9	6.1
2023E	102.9	108.8	6.4	6.1
Distribution Yields				
2021E		$0.01		0.2%
2022E		0.01		0.2%
2023E		0.01		0.2%

Capital Structure

As of 12/31/21	
Cash and Equivalents	$60.2
Total Debt	415.5
Net Debt	**$355.3**
Book Value of Equity	$531.2
Net Capitalization (Book Value)	**$886.5**
Net Capitalization (Market Value)	**$663.0**
Net Debt / Net Capitalization (Book Value)	40.1%
Net Debt / Net Capitalization (Market Value)	53.6%
Net Debt / 2021E EBITDA	3.4x
Net Debt / 2022E EBITDA	3.3
Gross Charter-Free LTV[3]	46.3%
Net Charter-Free LTV[3]	39.6%

Debt Details

Facility	Balance	Rate	Maturity
Parent RCF	$24.8	5.0%	1/1/23
385 RCF	63.1	3.3%	1/30/26
PGN FSRU Lampung	78.1	2.3% - 3.4%	10/31/21 - 10/31/26
Höegh Gallant	114.1	2.3% - 2.8%	1/30/26 - 1/30/27
Höegh Grace	135.5	2.3% - 2.8%	1/30/26 - 7/30/28
Total Debt	**$415.5**		

JV Debt Details

Facility	Balance	Rate	Maturity
Neptune (50% Ownership)	$77.0	5.4% - 5.9%	11/30/21 - 10/31/29
GDF Suez Cape Ann (50% Ownership)	88.4	5.4% - 5.9%	6/1/22 - 4/30/30
Total JV Debt	**$165.4**		

Source: Partnership materials, FactSet (as of 1/19/22)
1. Preferred equity value is based on 7.089mm outstanding units at a price of $22.88 (as of 1/19/22)
2. Figures as of 12/31/21
3. Calculated as gross (net) debt divided by the sum of the *Lampung, Gallant, Grace* and 50% of the *Neptune* and *Cape Ann* average charter-free appraisal values; debt values inclusive of 50% proportional JV debt
4. Figures exclude share of results of joint ventures

EVERCORE 2 HÖEGH LNG PARTNERS LP

Confidential

Introduction

Historical Unit Price Performance



$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
Dec-19
Jul-20
Jan-21
Jul-21
Jan-22
$4.36
February 2020: Onset of Global COVID-19 Pandemic
4/24/2020: Announces Q1 2020 cash distribution per common unit of $0.44
8/19/2020: Sveinung J.S. Støhle and Håvard Furu are announced as CEO and CFO, respectively, following Steffen Føreid's resignation
5/4/2021: A 50/50 JV between Leif Höegh & Co. Ltd. and Morgan Stanley Infrastructure completes take-private transaction of HLNG
7/27/2021: Announces that charterer PGN plans to seek arbitration regarding the FSRU Lampung and reduction of quarterly distribution per common unit from $0.44 to $0.01
10/11/2021: Announces Mr. Sveinung J. S. Støhle to step down as the Partnership's CEO and President & CEO of Höegh LNG, effective 11/1/21; appointment of CFO Håvard Furu as interim CEO
9/24/2021: Announces the re-charter of the Höegh Gallant under a 10-year FSRU contract with New Fortress Energy to commence in Q4 2021
12/6/2021: Announces completion of refinancing of the commercial tranche of PGN FSRU Lampung debt facility and refinancing of the Neptune debt facility
12/6/2021: Höegh LNG announces proposal to acquire all publicly held common units of the Partnership in exchange for $4.25 in cash
3/24/2020: In light of the onset of the global pandemic, HMLP provides an operational update on the mitigating measures it has taken to secure health and safety

Source: Partnership website, FactSet (as of 1/19/22)

EVERCORE
3
HÖEGH LNG PARTNERS LP

&RQILGHQWLDO ,QWURGXFWLRQ 8QLW3ULFH3HUIRUPDQFH6LQFH2IIHU 6RXUFH)DFW6HWDVRI $4.25 Offer Price

Confidential

Introduction

Analyst Reactions to NBO

STIFEL

"Based on our math, in all but the most extreme circumstances, the units should be worth materially more and **unit holders should reject the offer…** we believe **the units should not sell at a takeout below $6-$8/unit** given the transitory nature of the problems that are occurring. In our view, **a $4.25/common unit offer is not even a very good starting point for discussion,** and simply waiting for a *Lampung* resolution would be far more beneficial to value."

"**Assuming the *Lampung* makes nothing**, the four remaining vessels should generate $83 million of EBITDA on long-term contracts through 2025, which means **the takeout offer is something like ~7.8x 2022E EBITDA**. Assuming the ***Lampung* makes ~80,000/day** which it can likely do… would make the cash flows **closer to ~6.3x, which is simply too low** for long-term contracted cash flows"

"We believe 8x is more appropriate without any [uncertainty surrounding *Lampung*], so something closer to 7.5x or even 7x would be okay, or **in other words, a unit price north of $6/unit**"

"The problem lies in that the parent owns 45.7% of the partnership and controls the GP units as well. **There is likely little in the way to stop the parent from taking the partnership private unless a third party comes in with a higher bid.**"

(12/6/21)

B | RILEY

"Based on our pre-merger price target of $5.00, we are **lowering our price target from $5.00 to $4.25**, based on Hoegh LNG's cash offer of $4.25, and we are maintaining our Neutral rating… Our original price target implied an enterprise value to estimated EBITDA 4.0x, which is **comparable to other LNG MLPs that have announced payout cuts.**"

(12/9/21)

Source: Wall Street research

EVERCORE

5

HÖEGH LNG PARTNERS LP

Confidential

Introduction

($ in millions, except per unit data)

Analysis at Various Prices

	Metric[5]	Offer (12/3/21)						
HMLP Common Unit Price Consideration		**$4.25**	**$5.00**	**$6.00**	**$7.00**	**$8.00**	**$9.00**	**$10.00**
Implied Premium (Discount):								
HMLP Unaffected Unit Price of $3.93 as of 12/3/21		8.1%	27.2%	52.7%	78.1%	103.6%	129.0%	154.5%
HMLP Current Unit Price of $4.36 as of 1/19/22		(2.5%)	14.7%	37.6%	60.6%	83.5%	106.4%	129.4%
10-day VWAP of $4.24[1]		0.1%	17.8%	41.4%	64.9%	88.5%	112.0%	135.6%
30-day VWAP of $4.57[1]		(6.9%)	9.5%	31.4%	53.3%	75.2%	97.1%	119.0%
60-day VWAP of $4.78[1]		(11.1%)	4.5%	25.4%	46.3%	67.3%	88.2%	109.1%
90-day VWAP of $4.91[1]		(13.4%)	1.9%	22.2%	42.6%	63.0%	83.4%	103.7%
Total Partnership Common Units Outstanding		33.373	33.373	33.373	33.373	33.373	33.373	33.373
Implied HMLP Equity Value (100%)		**$141.8**	**$166.9**	**$200.2**	**$233.6**	**$267.0**	**$300.4**	**$333.7**
(+) Preferred Equity[2]		162.2	162.2	162.2	162.2	162.2	162.2	162.2
(+) Debt[3]		415.5	415.5	415.5	415.5	415.5	415.5	415.5
(–) Cash[3]		(60.2)	(60.2)	(60.2)	(60.2)	(60.2)	(60.2)	(60.2)
Implied HMLP Enteprise Value		**$659.3**	**$684.4**	**$717.7**	**$751.1**	**$784.5**	**$817.8**	**$851.2**
TEV / EBITDA[4]	**Metric**[5]							
2021E	$106.1	6.2x	6.5x	6.8x	7.1x	7.4x	7.7x	8.0x
2022E	$109.1	6.0	6.3	6.6	6.9	7.2	7.5	7.8
2023E	$108.8	6.1	6.3	6.6	6.9	7.2	7.5	7.8
Common Units Owned by Unaffiliated Unit Holders		17.659	17.659	17.659	17.659	17.659	17.659	17.659
HMLP Common Unit Consideration		$4.25	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00
Implied Offer Value to Unaffiliated Unit Holders		**$75.0**	**$88.3**	**$106.0**	**$123.6**	**$141.3**	**$158.9**	**$176.6**

Source: FactSet (as of 1/19/22), Partnership materials
1. VWAPs calculated from unaffected date of 12/3/21
2. Preferred equity value is based on 7.089mm outstanding units at a price of $22.88 (as of 1/19/22)
3. Debt and cash as of 12/31/21; cash balance includes restricted cash
4. EBITDA projections are based on management Base Case assumptions
5. Excludes share of results from JVs

EVERCORE

6

HÖEGH LNG PARTNERS LP

&RQILGHQWLDO ,, 3UHOLPLQDU\)LQGLQJV

&RQILGHQWLDO 3UHOLPLQDU\)LQGLQJV +LJK/HYHO6WDWXV6XPPDU\ 6RXUFH3DUWQHUVKLSPDWHULDOV 7RWDOTXHVWLRQVDVNHGDFURVVLQLWLDOUHTXHVWOLVWDQGIROORZXSPRGHODQG DVVXPSWLRQVTXHVWLRQV 4XHVWLRQVDGGUHVVHGZLWKZULWWHQUHVSRQVHVVKDUHGRYHUYLUWXDOGDWDURRP 4XHVWLRQVDGGUHVVHGRUDOO\RQFDOOZLWK+0/30DQDJHPHQWRQ-DQXDU\WK 4XHVWLRQVWKDWUHPDLQXQDQVZHUHGDWWKLVSRLQW

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

&RQILGHQWLDO 3UHOLPLQDU\)LQGLQJV /DPSXQJ6LWXDWLRQ2YHUYLHZ %DFNJURXQG 6RXUFH3DUWQHUVKLSPDWHULDOV &XUUHQW6WDWXV 3RWHQWLDO2XWFRPHV „ 3*1DQGLWVQRZSDUHQWFRPSDQ\3HUWDPLQDZHUH SUHYLRXVO\ILHUFHFRPSHWLWRUVLQWKH,QGRQHVLDQJDVPDUNHW f ,QWKH,QGRQHVLDQJRYHUQPHQWIDFLOLWDWHGD PHUJHUZKLFKUHQGHUHG3*1DVXEVLGLDU\RI3HUWDPLQD „ Lampung )658ZKLFKKDVEHHQXQGHUFRQWUDFWZLWK3*1 VLQFHKDVWKHORZHVWXWLOL]DWLRQRIDOOILYHWHUPLQDOVLQ ,QGRQHVLD f )URP3HUWDPLQD¶V SHUVSHFWLYHLWKDVLQKHULWHGDOHVV HFRQRPLFDOSURMHFWZLWKDQ)658RQDQDERYHPDUNHW FRQWUDFWWKURXJK „ ,Q$XJXVW3*1ILOHGDQRWLFHRIDUELWUDWLRQDJDLQVW +0/3ZKLFKVRXJKWWRQXOOLI\WKHLQSODFHFKDUWHU f 3*1FODLPHGWKHFKDUWHULVLQEUHDFKRI f 7KH3DUWQHUVKLSVXEPLWWHGDFRXQWHUFODLP „ +0/3KDVREWDLQHGWZROHJDORSLQLRQVIURP,QGRQHVLDQ H[SHUWV „ 7KH%RDUGRI'LUHFWRUVSUHYLRXVO\UHYLHZHGDKLJKOHYHOULVN DQDO\VLVRIWKHGLVSXWHLQ1RYHPEHUZKLFK FRQVLGHUHGWKHULVNVPLWLJDQWV DQGSRWHQWLDOFRQVHTXHQFHV RIVHYHUDOVFHQDULRV „ 3*1KDVEHHQSD\LQJKLUHRQWLPHDQGKDVSXEOLFO\ LQGLFDWHGLWVLQWHQWWRFRQWLQXHWRGRVR „ 7KH+0/3%RDUGUHFHLYHGDQXSGDWHEULHILQJUHJDUGLQJWKH 3*1GLVSXWHRQ-DQXDU\ f ,QDGGLWLRQWRDVWDWXVXSGDWHWKH%RDUGDOVRUHYLHZHG SRWHQWLDOFRPPHUFLDORXWFRPHV „ „ 0DQDJHPHQWGRHVQRWH[SHFWWKHDUELWUDWLRQSURFHVVWR FRQFOXGHXQWLORU „ +/1*EHOLHYHVWKDWWKHFKDUWHUEHLQJUHVSHFWHGLVWKHPRVW OLNHO\RXWFRPH „ ,QWKHHYHQWRIDGHIDXOWWKHLampung KDVWKHPRVWOLPLWHG FRPPHUFLDORXWORRNRIDQ\RIWKH3DUWQHUVKLS¶V)658V f ,WVUHJDVLILFDWLRQFDSDFLW\LVEHORZWKHPDUNHWVWDQGDUG DQGLWKDVLQVXIILFLHQWHQJLQHSRZHUWRRSHUDWHDVDQ /1*FDUULHU f 5HFKDUWHURSWLRQVOLNHO\UHTXLUHDORQJLGOHSHULRGDQG SRWHQWLDOO\DPPUHJDVLILFDWLRQXSJUDGH „ 7KHEDVHFDVHDVVXPSWLRQIURPPDQDJHPHQWLVWKDW3*1 ZLOOFRQWLQXHWRPDNHSD\PHQWVJRLQJIRUZDUG

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

&RQILGHQWLDO 3UHOLPLQDU\)LQGLQJV 6HOHFWHG2WKHU2EVHUYDWLRQV 0DQDJHPHQW¶V3URMHFWLRQV 3DUWQHUVKLS6SRQVRU'\QDPLF 6RXUFH3DUWQHUVKLSPDWHULDOV „ *LYHQWKHFRPSOH[LW\DQGXQFHUWDLQW\VXUURXQGLQJWKH Lampung+0/3KDVFRQGXFWHGVHYHUDOVHQVLWLYLW\ DQDO\VHVDURXQGLWVIRUHFDVW „ 7KHVHQVLWLYLW\DQDO\VHVIRFXVRQWKH3*1GLVSXWHZLWK YDULRXVSHUPXWDWLRQVRIWKHIDFLOLW\UHILQDQFLQJDQG)658 UHHPSOR\PHQWLQWKHHYHQWRIDGHIDXOW „ )RUWKHPDMRULW\RIWKHIOHHWWKHUHLVOLPLWHGIOH[LELOLW\LQ RSHUDWLQJDVVXPSWLRQVDVWKHDYHUDJHUHPDLQLQJFKDUWHU GXUDWLRQLV\HDUV „ 0DQDJHPHQWSURYLGHGSHUVSHFWLYHVRQORQJWHUP)658 UDWHVDQGVKDUHGWKHLUPHWKRGRORJ\EHKLQGWKHHVWLPDWHV f &XUUHQWFKDUWHUVDUHIDYRUDEOHWR+0/3KDYLQJ EHHQ H[HFXWHGDWDWLPHRIPRUHUREXVW)658FKDUWHU UDWHV f 5HFKDUWHUUDWHVDWWKHHQGRIFXUUHQWFRQWUDFWVDUH SURMHFWHGWRGHFOLQHE\aLQ+0/3¶VDQDO\VLV f 0DQDJHPHQWHVWLPDWHVORQJWHUPFDSH[UDWHVZLOO FRQVLVWHQWO\UHPDLQLQWKH SHUGD\UDQJH Ɣ 7KLVDVVXPSWLRQLVEDVHGRQDUHWXUQVDQDO\VLVIRU FRQYHUWHG/1*FDUULHUVDVUHWXUQVLQWKDWUDQJH DUHUHTXLUHGWRPDLQWDLQPDUNHWHTXLOLEULXP f 7KHWZRVPDOOHU)658VDUHDVVHVVHGDWORQJWHUP UDWHVDWDa GLVFRXQWWRWKH SHUGD\ UDQJHLPSO\LQJ SHUGD\DVWKH\DUH UHODWLYHO\LOOHTXLSSHGIRUUHFKDUWHUDV)658VLQWKHLU FXUUHQWFRQILJXUDWLRQ „ :KHQ+/1*ZDVWDNHQSULYDWHLQ0DUFKVRPH SURYLVLRQVRIWKH2PQLEXV$JUHHPHQWEHWZHHQ+0/3 DQGWKH6SRQVRUZHUHWHUPLQDWHG f )RUWKHILUVWWLPH+/1*ZDVDOORZHGWRRZQRSHUDWH YHVVHOVRQORQJWHUPFKDUWHUV f )RUWKHILUVWWLPH+0/3ZDVDOORZHGWRRZQRSHUDWH YHVVHOVRQVKRUWWHUPFKDUWHUV f )RUWKHILUVWWLPH+/1*ZDVIRUPDOO\DOORZHGWR FRPSHWHZLWK+0/3 „ +/1*SURYLGHVSHUIRUPDQFHJXDUDQWHHVLQIDYRURI FKDUWHUVRQWKHLampungNeptune DQGCape Ann DQG JUDQWHGDQLQGHPQLW\WR+0/3RQDQLVVXHUHJDUGLQJ Neptune DQGCape Ann „ 7KHUHLVPPRXWVWDQGLQJRQWKHPPLQWHUQDO5&) ZKLFKZLOOQRWEHH[WHQGHGEH\RQGLWV-DQPDWXULW\ f ,Q4+/1*LQIRUPHG+0/3WKDWLWKDGOLPLWHG FDSDFLW\WRDOORZWKHSDUWQHUVKLSWRGUDZIXUWKHUIXQGV RQWKHUHYROYHU „ ,QWKH1%2+/1*VWDWHGLWLVQRWLQWHUHVWHGLQH[HFXWLQJ DQ\IXUWKHUGURSGRZQWUDQVDFWLRQVWR+0/3

&RQILGHQWLDO 3UHOLPLQDU\)LQGLQJV „ /LVWGHVFULEHNH\DVVXPSWLRQVPHWKRGRORJLHVXVHGWRGHYHORSILQDQFLDOIRUHFDVWVZLWKUHVSHFWWRUHYHQXHV RSHUDWLQJH[SHQVHV* $LQWHUHVWFRVWVGHEWSULQFLSDOSD\PHQWVLQYHVWPHQWVDQG1$9 f 0DQDJHPHQWGRHVQRWPDNHUHJXODUYDOXDWLRQVRIWKH1$9DQGWKLVLVQRWLQFOXGHGLQWKHPRGHOOLQJ „ 3URYLGHDQ\UHFHQWSUHVHQWDWLRQVRUPDWHULDOVUHJDUGLQJWKHJRIRUZDUGEXVLQHVVSODQFKDUWHULQJVWUDWHJ\DQGJURZWK LQLWLDWLYHV f 1RUHFHQWSUHVHQWDWLRQVDVWKHYHVVHOVKDYHFKDUWHUFRYHUDJHWKURXJKXQOHVV3*1&RQWUDFWLVWHUPLQDWHGE\3*1 DQGDOWHUQDWLYHHPSOR\PHQWRIWKLVDVVHWLVXQFHUWDLQ „ 0DQDJHPHQW¶VYLHZRQ+0/3¶VYDOXDWLRQDQGWKHXQGHUO\LQJDVVXPSWLRQV f :LOOQRWSURYLGHDVWKH&RQIOLFWV&RPPLWWHHKDVHQJDJHG(YHUFRUHWRSURYLGHWKLVDVVHVVPHQW „ DF0DQDJHPHQWWRSURYLGHDOOLQWHUQDORUWKLUGSDUW\DQDO\VHVDQGDQ\+/1*ERDUGSUHVHQWDWLRQVUHVROXWLRQVUHODWHGWR WKHGHFLVLRQWRZLWKGUDZWKHOLQHRIFUHGLWWR+0/3 f 1RWDWSULYLOHJHWRVKDUHGRFXPHQWDWLRQLQUHODWLRQWR+/1* f 1RWKLUGSDUW\HQJDJHG f 1RWDWSULYLOHJHWRVKDUHERDUGGRFXPHQWDWLRQLQUHODWLRQWR+/1* „ 3URYLGHRXWFRPHRIWKHVWUDWHJLFUHYLHZRI+0/3WKDWZDVSXEOLFO\DQQRXQFHGZKHQ+/1*ZDVWDNHQSULYDWH f 1RWDWSULYLOHJHWRVKDUHGRFXPHQWDWLRQLQUHODWLRQWR+/1* „ ,GHQWLILFDWLRQRIDQ\JRYHUQPHQWDODGPLQLVWUDWLYHRUWKLUGSDUW\LQFOXGLQJFRQWUDFWFRXQWHUSDUW\¶VFRQVHQWVDSSURYDOV ILOLQJVQRWLFHVRUVLPLODULWHPVWKDWDUHQHHGHGWRHIIHFWWKHWUDQVLWLRQDQGLGHQWLI\DQ\DQWLFLSDWHGFKDOOHQJHVLQUHFHLYLQJ WKHQHFHVVDU\DXWKRUL]DWLRQV f 0DQDJHPHQWKDVQRWLGHQWLILHGDQ\FRQVHQWUHTXLUHPHQWVLQWKHFKDUWHUVRU-9DJUHHPHQWV f :):LVFXUUHQWO\DVVHVVLQJWKHORDQDQGVZDSDJUHHPHQWV f .LUNODQGLVFXUUHQWO\DVVHVVLQJSRWHQWLDOJRYHUQPHQWDOFRQVHQWV f .LUNODQGDQG%DNHU%RWWV ZLOODVVHVVLIDQWLWUXVWILOLQJLQWKH8QLWHG6WDWHVLVUHTXLUHG 8QDQVZHUHG,WHPV 6RXUFH3DUWQHUVKLSPDWHULDOV

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

&RQILGHQWLDO 3UHOLPLQDU\)LQGLQJV %DVH&DVH± 2SHUDWLQJ$VVXPSWLRQV &XUUHQW&RQWUDFWV „ $VVHWVUHPDLQRQFXUUHQWFKDUWHUFRQWUDFWVWKURXJKH[SLUDWLRQH[WHQVLRQRSWLRQVDUHQRWH[HUFLVHG „ 3*1/1*LVDVVXPHGWRFRQWLQXHWRSD\WKHJURVVFKDUWHUUDWHRI SHUGD\ RUa LQPRQWKO\UHYHQXH /RQJ7HUP 3URMHFW $VVXPSWLRQV „ $OODVVHWVDUHH[SHFWHGWRILQGHPSOR\PHQWZLWKLQPRQWKRIFXUUHQWFKDUWHUH[SLU\DWVLJQLILFDQWO\UHGXFHGUDWHV 2WKHU „ *URXSDGPLQH[SHQVHVRIPPSHU\HDU „ $QQXDOFRUSRUDWHLQFRPHWD[DQGZLWKKROGLQJWD[RIPPDQGPPSHU\HDUUHVSHFWLYHO\ f &RUSRUDWHLQFRPHWD[LQFOXGHVDGGLWLRQDOPSHU\HDUIRULampung WRFRUUHFWWKHHIIHFWRIGLVDOORZHG LQWHUHVWGHGXFWLRQVRQLQWHUQDOORDQIROORZLQJDWD[DXGLW „ 8VHIXOOLIHDVVXPHG\HDUVIRUDOODVVHWVZLWKVFUDSYDOXHVRIPPIRUNeptune DQGCape Ann DQGPPIRU WKHLampungGallant DQGGrace „ PPSHU\HDUDVVXPHGLQDGPLQFRVWVUHODWHGWR3*1DUELWUDWLRQLQDQG 6RXUFH3DUWQHUVKLSPDWHULDOV 1RWH-9YHVVHOILJXUHVVKRZQRQDFRQVROLGDWHGEDVLV ,QDGGLWLRQWRFDSH[DQGRSH[ UDWHWKHFKDUWHUUDWHDOVRLQFOXGHVDWD[HOHPHQWSHUGD\RI &KDUWHU &RQWUDFW &DSH[5DWH 2SH[5DWH 2SH[&RVW &RPP$GPLQ 9HVVHO 7\SH ([SLU\ 'D\ 'D\ 'D\ <HDU 1HSWXQH )658 &DSH$QQ )658 3*1)658/DPSXQJ )658 +|HJK*DOODQW )658/1*& +|HJK*UDFH )658 &DSH[5DWH &DSH[5DWH 2SH[5DWH 2SH[&RVW &RPP$GPLQ 7LPH,GOH 5HFKDUWHU 9HVVHO 'D\ &KDQJH 'D\ 'D\ <HDU 'D\V 7HUP<HDUV 1HSWXQH &DSH$QQ 3*1)658/DPSXQJ +|HJK*DOODQW +|HJK*UDFH

&RQILGHQWLDO 3UHOLPLQDU\)LQGLQJV %DVH&DVH± )LQDQFLQJ$VVXPSWLRQV /DPSXQJ 5HILQDQFLQJ „ ([LVWLQJGHEWIDFLOLW\ZDVH[WHQGHGUROOHGIRUZDUGLQ'HFHPEHUZLWKDPRUWL]DWLRQVFKHGXOHWKHVDPHDVLWZDV SUHYLRXVO\ „ $OOFDVKJHQHUDWHGE\Lampung ZLOOEHORFNHGXSZLWKHDUPDUNHGIRUDGGLWLRQDODPRUWL]DWLRQXQWLOGLVSXWHLV UHVROYHGDVVXPHGLQ4 f 7HUPVDUHFRQVLVWHQWZLWKWKHDSSURYHGUHILQDQFLQJRIWKHFRPPHUFLDOWUDQFKH „ %DVHGRQWKHVHDVVXPSWLRQVWKH/DPSXQJIDFLOLW\ZLOOEHIXOO\SDLGGRZQE\4 1HSWXQH &DSH $QQ5HILQDQFLQJ 8QLWKROGHU/RDQV „ +0/3FRPSOHWHGHTXLW\LQMHFWLRQIRUPPLQWKHIRUPRIDXQLWKROGHUORDQWRIXQGNeptune UHILQDQFLQJLQ1RYHPEHU „ %DVHFDVHDVVXPHVPPXQLWKROGHUORDQWRNeptune GXULQJ4WRIXQGVDIHW\XSJUDGHLQFRQMXQFWLRQZLWK4 GU\GRFNLQJ „ $VVXPHVPPXQLWKROGHUORDQWRCape Ann LQ-XQHWRFRYHUIXQGLQJJDSLQEDOORRQUHSD\PHQW „ -RLQWYHQWXUHVDUHDVVXPHGWRUHSD\ORDQVDQGEHJLQSD\LQJGLYLGHQGVLQWKHILUVWKDOIRI 5HYROYLQJ &UHGLW )DFLOLWLHV „ 3DUWQHUVKLSIXOO\GUHZGRZQWKHUHPDLQLQJPPRIWKHH[WHUQDO5&)LQ6HSWHPEHU „ 1RIXUWKHUGUDZGRZQLVDVVXPHGRQWKHLQWHUQDO5&) *UDFH *DOODQW 5HILQDQFLQJ „ )DFLOLW\LVDVVXPHGWREHUHILQDQFHGGXULQJ4DWPDWXULW\PP5&)LVDVVXPHGQRWWREHH[WHQGHG „ 9HVVHOGHEWUHILQDQFLQJIRUWKHDPRXQWRIWKHDSSUR[LPDWHPDWXULQJEDOORRQVPPDQGPP „ 7KHQHZWUDQFKHVDPRUWL]HWR]HURRYHUDQG\HDUVUHVSHFWLYHO\HDFKFRLQFLGLQJZLWKWKHYHVVHOUHDFKLQJ\HDUV ROG (TXLW\ )LQDQFLQJ 'LVWULEXWLRQV „ 1RFRPPRQRUSUHIHUUHGXQLWVDUHLVVXHGXQGHUWKH$70SURJUDPWKURXJKIRUHFDVWSHULRG „ &RPPRQXQLWGLVWULEXWLRQWRUHPDLQDWSUHIHUUHGXQLWVPDLQWDLQKLVWRULFDOOHYHOV 6RXUFH3DUWQHUVKLSPDWHULDOV

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

&RQILGHQWLDO 3UHOLPLQDU\)LQGLQJV 6HQVLWLYLW\&DVHV± 9DULDQFHVIURP%DVH&DVH &DVH „ 3*1VWRSVSD\LQJFKDUWHUKLUHDVRI0DUFK „ $VVXPHOHQGHUVZLOOGHFODUH(2'DQGFRQVHQWWRUHGHSOR\PHQWRIWKH)658FRQWLQJHQWRQ+0/3DFWLQJDVJXDUDQWRU WRFRQWLQXHVHUYLFLQJ/DPSXQJGHEWDQGWKHFRYHQDQWVDUHQRWEUHDFKHG f 1RFKDQJHLQWHUPVRIWKHORDQLQH[FKDQJHIRUFRQVHQWWRUHGHSOR\ „ &RPPRQDQGSUHIHUUHGGLVWULEXWLRQVDUHERWKHOLPLQDWHG „ $VVHWLVDVVXPHGWRVSHQGPRQWKVLGOHLQFXUULQJRSH[ DWDFRVWRI GD\DQGLVUHFKDUWHUHGDWDQFDSH[ UDWHRI GD\ &DVH „ /DPSXQJIDFLOLW\LVUHILQDQFHGLQ4ZLWKDQPPEULGJHIDFLOLW\ f /RDQLVQRQDPRUWL]LQJRYHU\HDUWHUPZLWKLQWHUHVWUDWHSDLGTXDUWHUO\ „ $VLQWKH%DVH&DVH3*1LVDVVXPHWRFRQWLQXHWRSD\UDWHRIa SHUPRQWKDQGWKHFRPPRQDQGSUHIHUUHG GLVWULEXWLRQUHPDLQDWFXUUHQWOHYHOV &DVH „ /DPSXQJIDFLOLW\LVUHILQDQFHGLQ4ZLWKDQPPEULGJHIDFLOLW\ f /RDQLVQRQDPRUWL]LQJRYHU\HDUWHUPZLWKLQWHUHVWUDWHSDLGTXDUWHUO\ „ 3*1VWRSVSD\LQJFKDUWHUKLUHDVRI0DUFK „ $VVHWLVDVVXPHGWRVSHQGPRQWKVLGOHLQFXUULQJRSH[ DWDFRVWRI GD\DQGLVUHFKDUWHUHGDWDQRSH[ UDWH RI GD\ „ 7KHQHZ/DPSXQJGHEWLVDVVXPHGUHILQDQFHGDIWHU\HDUVZLWKDVLPLODUVL]HGIDFLOLW\ f 5HILQDQFHGIDFLOLW\LVDPRUWL]HGRYHU\HDUVDWDLQWHUHVWUDWH &DVH „ $VVXPHVFRPPHUFLDODJUHHPHQWLVUHDFKHGZLWK3*1LQ-XO\ f &DSH[UDWHLVUHGXFHGE\ WR SHUGD\IRUUHPDLQGHURIWKHFRQWUDFW „ /DPSXQJIDFLOLW\LVUHILQDQFHGDVLWLVLQWKH%DVH&DVHEXWWKHFDVKORFNXSUHTXLUHPHQWLVQXOOLILHGXSRQ UHDFKLQJWKHFRPPHUFLDODJUHHPHQWZLWK3*1LQ-XO\ 6RXUFH3DUWQHUVKLSPDWHULDOV

&RQILGHQWLDO 3UHOLPLQDU\)LQGLQJV 6XPPDU\)LQDQFLDO3URMHFWLRQV± %DVH&DVH 3URYLGHGE\3DUWQHUVKLS0DQDJHPHQW )RUWKH<HDUV(QGLQJ'HFHPEHU ( ( ( ( ( ( ( 5HYHQXHV ±9HVVHO2SHUDWLQJ([SHQVHV ±$GPLQVWUDWLYH([SHQVHV ±6KDUHRI5HVXOWIURP-9V (%,7'$ Cash Flow Detail &DVK(%,7'$ 'LYLGHQGVIURP-9V ±:&7D[HVDQGRWKHU([SHQVHV &DVK)ORZIURP2SHUDWLRQV ±'U\GRFN&DSH[ ±5HSD\PHQW3URFHHGVRI6KDUHKROGHU/RDQV &DVK)ORZIURP,QYHVWLQJ ±'HEW6HUYLFH$PRUWDQG,QWHUHVW ±5HSD\PHQW'HEW ±%RUURZLQJV1HWRI)HHV ±'UDZ5HSD\PHQW5&) ±'UDZ5HSD\PHQW,QWHUQDO5&) ±&DVK'LVWULEXWLRQV ±&KDQJHLQ5HVWULFWHG&DVKDQG2WKHUV &DVK)ORZIURP)LQDQFLQJ Liquidity Metrics &KDQJHLQ&DVK (QGLQJ&DVK%DODQFH 5&)$YDLODEOH'UDZLQJV )UHH/LTXLG$VVHWV Proportionate Leverage Metrics *URVV'HEW/70(%,7'$ [ [ [ [ [ [ [ 1HW'HEW/70(%,7'$ 6RXUFH3DUWQHUVKLSPDWHULDOV $VVXPHVRZQHUVKLSRIWKHNeptune DQGCape Ann WKURXJKRXWWKHSURMHFWLRQSHULRG 5HSUHVHQWVHQGRISHULRGFDVKEDODQFHSOXVDYDLODEOHGUDZLQJVWKURXJKWKH5&) ($ in millions)

&RQILGHQWLDO 3URYLGHGE\3DUWQHUVKLS0DQDJHPHQW )RUWKH<HDUV(QGLQJ'HFHPEHU ( ( ( ( ( ( ( 5HYHQXHV ±9HVVHO2SHUDWLQJ([SHQVHV ±$GPLQVWUDWLYH([SHQVHV ±6KDUHRI5HVXOWIURP-9V (%,7'$ Cash Flow Detail &DVK(%,7'$ 'LYLGHQGVIURP-9V ±:&7D[HVDQGRWKHU([SHQVHV &DVK)ORZIURP2SHUDWLRQV ±'U\GRFN&DSH[ ±5HSD\PHQW3URFHHGVRI6KDUHKROGHU/RDQV &DVK)ORZIURP,QYHVWLQJ ±'HEW6HUYLFH$PRUWDQG,QWHUHVW ±5HSD\PHQW'HEW ±%RUURZLQJV1HWRI)HHV ±'UDZ5HSD\PHQW5&) ±'UDZ5HSD\PHQW,QWHUQDO5&) ±&DVK'LVWULEXWLRQV ±&KDQJHLQ5HVWULFWHG&DVKDQG2WKHUV &DVK)ORZIURP)LQDQFLQJ Liquidity Metrics &KDQJHLQ&DVK (QGLQJ&DVK%DODQFH 5&)$YDLODEOH'UDZLQJV )UHH/LTXLG$VVHWV Proportionate Leverage Metrics *URVV'HEW/70(%,7'$ [ [ [ [ [ [ [ 1HW'HEW/70(%,7'$ 3UHOLPLQDU\)LQGLQJV 6XPPDU\)LQDQFLDO3URMHFWLRQV± &DVH ($ in millions) 6RXUFH3DUWQHUVKLSPDWHULDOV $VVXPHVRZQHUVKLSRIWKHNeptune DQGCape Ann WKURXJKRXWWKHSURMHFWLRQSHULRG 5HSUHVHQWVHQGRISHULRGFDVKEDODQFHSOXVDYDLODEOHGUDZLQJVWKURXJKWKH5&)

&RQILGHQWLDO 3URYLGHGE\3DUWQHUVKLS0DQDJHPHQW )RUWKH<HDUV(QGLQJ'HFHPEHU ( ( ( ( ( ( ( 5HYHQXHV ±9HVVHO2SHUDWLQJ([SHQVHV ±$GPLQVWUDWLYH([SHQVHV ±6KDUHRI5HVXOWIURP-9V (%,7'$ Cash Flow Detail &DVK(%,7'$ 'LYLGHQGVIURP-9V ±:&7D[HVDQGRWKHU([SHQVHV &DVK)ORZIURP2SHUDWLRQV ±'U\GRFN&DSH[ ±5HSD\PHQW3URFHHGVRI6KDUHKROGHU/RDQV &DVK)ORZIURP,QYHVWLQJ ±'HEW6HUYLFH$PRUWDQG,QWHUHVW ±5HSD\PHQW'HEW ±%RUURZLQJV1HWRI)HHV ±'UDZ5HSD\PHQW5&) ±'UDZ5HSD\PHQW,QWHUQDO5&) ±&DVK'LVWULEXWLRQV ±&KDQJHLQ5HVWULFWHG&DVKDQG2WKHUV &DVK)ORZIURP)LQDQFLQJ Liquidity Metrics &KDQJHLQ&DVK (QGLQJ&DVK%DODQFH 5&)$YDLODEOH'UDZLQJV )UHH/LTXLG$VVHWV Proportionate Leverage Metrics *URVV'HEW/70(%,7'$ [ [ [ [ [ [ [ 1HW'HEW/70(%,7'$ 3UHOLPLQDU\)LQGLQJV 6XPPDU\)LQDQFLDO3URMHFWLRQV± &DVH ($ in millions) 6RXUFH3DUWQHUVKLSPDWHULDOV $VVXPHVRZQHUVKLSRIWKHNeptune DQGCape Ann WKURXJKRXWWKHSURMHFWLRQSHULRG 5HSUHVHQWVHQGRISHULRGFDVKEDODQFHSOXVDYDLODEOHGUDZLQJVWKURXJKWKH5&)

&RQILGHQWLDO 3URYLGHGE\3DUWQHUVKLS0DQDJHPHQW )RUWKH<HDUV(QGLQJ'HFHPEHU ( ( ( ( ( ( ( 5HYHQXHV ±9HVVHO2SHUDWLQJ([SHQVHV ±$GPLQVWUDWLYH([SHQVHV ±6KDUHRI5HVXOWIURP-9V (%,7'$ Cash Flow Detail &DVK(%,7'$ 'LYLGHQGVIURP-9V ±:&7D[HVDQGRWKHU([SHQVHV &DVK)ORZIURP2SHUDWLRQV ±'U\GRFN&DSH[ ±5HSD\PHQW3URFHHGVRI6KDUHKROGHU/RDQV &DVK)ORZIURP,QYHVWLQJ ±'HEW6HUYLFH$PRUWDQG,QWHUHVW ±5HSD\PHQW'HEW ±%RUURZLQJV1HWRI)HHV ±'UDZ5HSD\PHQW5&) ±'UDZ5HSD\PHQW,QWHUQDO5&) ±&DVK'LVWULEXWLRQV ±&KDQJHLQ5HVWULFWHG&DVKDQG2WKHUV &DVK)ORZIURP)LQDQFLQJ Liquidity Metrics &KDQJHLQ&DVK (QGLQJ&DVK%DODQFH 5&)$YDLODEOH'UDZLQJV )UHH/LTXLG$VVHWV Proportionate Leverage Metrics *URVV'HEW/70(%,7'$ [ [ [ [ [ [ [ 1HW'HEW/70(%,7'$ 3UHOLPLQDU\)LQGLQJV 6XPPDU\)LQDQFLDO3URMHFWLRQV± &DVH ($ in millions) 6RXUFH3DUWQHUVKLSPDWHULDOV $VVXPHVRZQHUVKLSRIWKHNeptune DQGCape Ann WKURXJKRXWWKHSURMHFWLRQSHULRG 5HSUHVHQWVHQGRISHULRGFDVKEDODQFHSOXVDYDLODEOHGUDZLQJVWKURXJKWKH5&)

&RQILGHQWLDO 3URYLGHGE\3DUWQHUVKLS0DQDJHPHQW )RUWKH<HDUV(QGLQJ'HFHPEHU ( ( ( ( ( ( ( 5HYHQXHV ±9HVVHO2SHUDWLQJ([SHQVHV ±$GPLQVWUDWLYH([SHQVHV ±6KDUHRI5HVXOWIURP-9V (%,7'$ Cash Flow Detail &DVK(%,7'$ 'LYLGHQGVIURP-9V ±:&7D[HVDQGRWKHU([SHQVHV &DVK)ORZIURP2SHUDWLRQV ±'U\GRFN&DSH[ ±5HSD\PHQW3URFHHGVRI6KDUHKROGHU/RDQV &DVK)ORZIURP,QYHVWLQJ ±'HEW6HUYLFH$PRUWDQG,QWHUHVW ±5HSD\PHQW'HEW ±%RUURZLQJV1HWRI)HHV ±'UDZ5HSD\PHQW5&) ±'UDZ5HSD\PHQW,QWHUQDO5&) ±&DVK'LVWULEXWLRQV ±&KDQJHLQ5HVWULFWHG&DVKDQG2WKHUV &DVK)ORZIURP)LQDQFLQJ Liquidity Metrics &KDQJHLQ&DVK (QGLQJ&DVK%DODQFH 5&)$YDLODEOH'UDZLQJV )UHH/LTXLG$VVHWV Proportionate Leverage Metrics *URVV'HEW/70(%,7'$ [ [ [ [ [ [ [ 1HW'HEW/70(%,7'$ 3UHOLPLQDU\)LQGLQJV 6XPPDU\)LQDQFLDO3URMHFWLRQV± &DVH ($ in millions) 6RXUFH3DUWQHUVKLSPDWHULDOV $VVXPHVRZQHUVKLSRIWKHNeptune DQGCape Ann WKURXJKRXWWKHSURMHFWLRQSHULRG 5HSUHVHQWVHQGRISHULRGFDVKEDODQFHSOXVDYDLODEOHGUDZLQJVWKURXJKWKH5&)

&RQILGHQWLDO $SSHQGL[

Confidential

Appendix

Overview of Proposal

Buyer	■ Höegh LNG Holdings Ltd., which currently owns 47.0% of the total outstanding common units[1] along with the non-economic GP interest in the Partnership ■ Höegh LNG is beneficially owned by Larus Holdings, a joint venture between Leif Höegh & Co. and Morgan Stanley Infrastructure Partners
Proposed Transaction Summary	■ On December 3, 2021, Höegh LNG submitted a Non-Binding Offer to purchase the 53.0% of outstanding common units not already owned by the Sponsor or its affiliates and "buy in" HMLP, which will cease to be a publicly traded partnership ■ The Transaction would be structured as a merger between the Partnership and a subsidiary of Höegh LNG, with the Partnership surviving the merger as a wholly owned subsidiary of Höegh LNG
Offer Price	■ Common unit holders other than Höegh LNG ("Unaffiliated Unit Holders") will receive $4.25 in cash for each common unit held, an 8.1% and 4.1% premium to the unaffected unit price and 5-day VWAP, respectively. Current price is $4.36 per common unit, representing a premium of 2.6% to the Offer Price ■ Based on the $4.25 per unit offer price, the Unaffiliated Unit Holders would receive total cash consideration of $75.0mm for their 53.0% outstanding common interest in HMLP ■ Implied TEV of the offer is $659.3mm, which represents a 0.6% discount to HMLP's current TEV[2]
Timing & Approvals	■ Approval of the Conflicts Committee of HMLP and Board of Directors of Höegh LNG ■ Offer assumes closing will be subject to approval by holder of the majority of the outstanding HMLP common units
Other	■ Höegh LNG has offered to present the NBO in more detail to the Conflicts Committee ■ The Sponsor has stated that it is not interested in selling any of its equity position in HMLP, nor does it wish to pursue other strategic alternatives involving HMLP beyond the proposed transaction

EVERCORE

19

Source: Non-Binding Offer from Sponsor, FactSet (as of 1/19/22)
1. Includes Morten W. Höegh's 1.3% ownership of total outstanding common units
2. Current TEV calculated as of 1/19/22; reference slide 7 for further details

HÖEGH LNG PARTNERS LP

Confidential

Appendix

($ in thousands)

Ownership Summary

Current Ownership Breakdown

#	Institutional Holders	Units (000s)	%	Simple Value of Position[1]
1	Renaissance Technologies LLC	767	2.3%	$3,344
2	Invesco Advisers, Inc.	481	1.4%	2,097
3	Prescott Group Capital Management LLC	266	0.8%	1,158
4	Huber Capital Management LLC	118	0.4%	513
5	GSA Capital Partners LLP	118	0.4%	512
6	Citadel Advisors LLC	113	0.3%	492
7	Engineers Gate Manager LP	92	0.3%	400
8	Occudo Quantitative Strategies LP	73	0.2%	316
9	Millennium Management LLC	70	0.2%	306
10	BMO Asset Management, Inc.	68	0.2%	295
--	Other	344	1.0%	1,499
Total Institutional Holders		**2,507**	**7.5%**	**$10,932**
Total Implied L.P. Retail Holders		**15,151**	**45.4%**	**$66,059**

#	L.P. Insiders	Units (000s)	%	Simple Value of Position
1	Hoegh Lng Holdings Ltd.	15,257	45.7%	$66,523
2	Morten W. Hoegh	441	1.3%	1,923
3	Stohle Sveinung J S	16	0.0%	69
Total L.P. Insiders		**15,714**	**47.1%**	**$68,515**
Total Partnership Common Units		**33,373**	**100.0%**	**$145,506**

Unitholder Ownership Structure[1]


Unaffiliated Unit Holders
Höegh LNG Holdings & Affiliated Unit Holders²
Institutional Holders of HMLP Common Units
Retail / Other Common Unit Holders
47.0% LP Interest
7.5% LP Interest
45.4% LP Interest
Höegh LNG Partners LP

Source: FactSet (as of 1/19/22), Partnership materials
Note: Unit price of $4.36 as of 1/19/22; Ownership Structure does not sum to 100% due to Sveinung insider ownership position of less than 1%
1. Does not include full value of G.P. interest or value of IDRs
2. Includes units owned by Sponsor and Morten W. Höegh, an affiliated unit holder in the proposed transaction

EVERCORE
20
HÖEGH LNG PARTNERS LP

&RQILGHQWLDO [ [ [ [ [ [ [ [ &XPXODWLYH0XOWLSOHRI3XEOLF )ORDW RI8QLWV7UDGHG RI8QLWV7UDGHG &XPXODWLYH0XOWLSOHRI3XEOLF)ORDW [ [ [ [ [ [ [ [ [ [ [ [ &XPXODWLYH0XOWLSOHRI3XEOLF )ORDW RI8QLWV7UDGHG RI8QLWV7UDGHG &XPXODWLYH0XOWLSOHRI3XEOLF)ORDW $SSHQGL[ 7UDGLQJ$QDO\VLV +LVWRJUDP7UDGLQJ$QDO\VLV ± <HDU3HULRG +LVWRJUDP7UDGLQJ$QDO\VLV ± 6LQFH2IIHU 6RXUFH)DFW6HW DVRI /RZ8QLW 3ULFH 'DWH +LJK8QLW 3ULFH 'DWH &XUUHQW8QLW 3ULFH 'DWH 8QLWSULFHGHFOLQHGIURPWR IROORZLQJDQQRXQFHPHQWUHJDUGLQJWKH Lampung GLVSXWHDQGUHGXFWLRQRITXDUWHUO\GLVWULEXWLRQSHUFRPPRQXQLWIURPWR /RZ8QLW 3ULFH 'DWH &XUUHQW8QLW 3ULFH 'DWH +LJK8QLW 3ULFH 'DWH aRIXQLWVWUDGHGVLQFHRIIHUKDYHEHHQ ZLWKLQFHQWVDERYHWKHRIIHUSULFH

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

&RQILGHQWLDO $SSHQGL[ +0/31HW$VVHW9DOXH 6RXUFH3DUWQHUVKLSPDWHULDOV)DFW6HW DVRI $YHUDJHRIFKDUWHUIUHHDSSUDLVHGYDOXHVLQGLFDWHGLQ)HDUQOH\V DQG%UHDPDU DSSUDLVDOUHSRUWVGDWHG$XJXVWDVSURYLGHGE\3DUWQHUVKLS1HSWXQHDQG&DSH$QQDVVHWYDOXHVDGMXVWHGIRURZQHUVKLS %DVHGRQRZQHUVKLSRI1HSWXQHDQG&DSH$QQ )LJXUHVDUHLOOXVWUDWLYHDQGIRUGLVFXVVLRQSXUSRVHVRQO\$VVXPHV :$&&DQGPDUNHW)658FDSH[UDWHRI SHUGD\1HSWXQHDQG&DSH$QQPDUNHWFDSH[UDWHDVVXPHGDV GXHWRLQFUHPHQWDO SHUGD\RIRSH[ ,QFOXGHVUHVWULFWHGFDVK ($ in millions, except per unit and per day data) 1HW$VVHW9DOXH$QDO\VLV 1$9SHU&RPPRQ8QLW6HQVLWLYLW\$QDO\VLV 1XPEHU $YJ9DOXH $SSUDLVHG 9HVVHO7\SH RI9HVVHOV SHU9HVVHO $VVHW9DOXH )658 &KDUWHU)UHH*URVV$VVHW9DOXH 0DUNWR0DUNHW&KDUWHU9DOXH &KDUWHU$WWDFKHG*URVV$VVHW9DOXH &DVK &DVK(TXLYDOHQWV 1HW:RUNLQJ&DSLWDO ±3UHIHUUHG(TXLW\ ±'HEW%DODQFH ±-9'HEW%DODQFH 1HW$VVHW9DOXH 7RWDO8QLWV2XWVWDQGLQJ 1$9SHU&RPPRQ8QLW +0/3&RPPRQ8QLW3ULFH ,PSOLHG3ULFH1$9 [ 3UHPLXP'LVFRXQWWR $SSUDLVHG$VVHW9DOXH :$&& $VVXPHG0DUNHW5DWHV -9V :$&& )658

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

&RQILGHQWLDO <HDU $JH &DSDFLW\ 2ZQHUVKLS (DUOLHVW &KDUWHU5DWH &KDUWHU)UHH$SSUDLVHG9DOXH$XJ 9HVVHO1DPH 'HOLYHUHG <HDUV FEP &KDUWHU([SLU\ 86''D\ )HDUQOH\V %UHDPDU $Y H U DJH )6589HVVHOV 1HSWXQH &DSH$QQ 3*1)658/DPSXQJ +|HJK*DOODQW +|HJK*UDFH 7RWDO9DOXH :HLJKWHG$YHUDJH$JH<HDUV $SSHQGL[ 'HWDLOHG)OHHW2YHUYLHZ 6RXUFH3DUWQHUVKLSPDWHULDOV 1RWH-9YHVVHOILJXUHVVKRZQRQDFRQVROLGDWHGEDVLV ,QFOXVLYHRI FDSH[ RSH[ DQG WD[HOHPHQWUDWHVSHUGD\LQFOXVLYHRIVPDOORSH[ OHDNDJHGXHWRRZQHUVFRVWUHODWHGWRLQVXUDQFHDQGERLORIIJDVFODLPV ,QFOXVLYHRI FDSH[ RSH[ DQG WD[HOHPHQWUDWHVSHUGD\LQFOXVLYHRIVPDOORSH[ OHDNDJHGXHWRRZQHUVFRVWUHODWHGWRLQVXUDQFHDQGERLORIIJDVFODLPV ,QFOXVLYHRI FDSH[ RSH[ DQG WD[HOHPHQWUDWHVSHUGD\ ,QFOXVLYHRI FDSH[ RSH[ DQG WD[HOHPHQWUDWHVSHUGD\ ,QFOXVLYHRI FDSH[ RSH[ DQG WD[HOHPHQWUDWHVSHUGD\ 7RWDOYDOXHLVVKRZQRQDFRQVROLGDWHGEDVLVUHJDUGLQJ-9YHVVHOV $VRI:HLJKWHGE\DYHUDJHFKDUWHUIUHHDVVHWYDOXH ($ in millions, except per day figures) -99HVVHOV

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

&RQILGHQWLDO $SSHQGL[ &KDUWHU3URILOH 9HVVHO &RXQWHUSDUW\ &DS([5DWH 2SH[5DWH *URVV&KDUWHU5DWH ,QLWLDO&KDUWHU'XUDWLRQ<HDUV 1HSWXQH 7*3/ &DSH$QQ 7*3/ 3*1)658/DPSXQJ 3*1 +|HJK*DOODQW 1)( +|HJK*UDFH 63(& Weighted average remaining initial charter duration of 8.7 years (assumes extension options not exercised) 6RXUFH3DUWQHUVKLSPDWHULDOV 1RWH-9YHVVHOILJXUHVVKRZQRQDFRQVROLGDWHGEDVLV %DVHGRQLQLWLDOFKDUWHU :HLJKWHGEDVHGRQJURVVFKDUWHUUDWH([WHQVLRQRSWLRQVQRWLQFOXGHGDVWKH\DUHDVVXPHGQRWWREHH[HUFLVHGLQ PDQDJHPHQWDQDO\VLV )LJXUHVLQFOXGHVPDOORSH[ OHDNDJHGXHWRRZQHUVFRVWUHODWHGWRLQVXUDQFHDQGERLORIIJDVFODLPV 4. LampungGallant DQGGrace ILJXUHVLQFOXGHWD[HOHPHQWUDWHVRI DQG SHUGD\UHVSHFWLYHO\

Confidential

Appendix

($ in millions, except per day data)

LNG Market Outlook & Recent FSRU Fixtures

Market Commentary

- Faster than expected economic recovery from the COVID-19 pandemic has buoyed LNG demand, particularly in Asia, while European LNG imports were restricted by high demand elsewhere, placing upward pressure on hub prices and global spot LNG prices
- Global LNG demand forecasted to increase to ~400 million tonnes in 2022
- While LNG export prices have cooled off from historic peaks, pricing should remain seasonally strong during the winter months
- The LNG market greatly favors existing LNG exporters, but greenfield export projects could also benefit from global tight supply conditions
- Although the LNG market has been strong, conversion vessels have put downward pressure on FSRU capex rates

Historical LNG Spot Price[1]



$ / mbtu
$50.0
$40.0
$30.0
$20.0
$10.0
$ -
Jan-2019
Jun-2019
Dec-2019
Jun-2020
Dec-2020
Jun-2021
Dec-2021
% Increase: 361%
$39.2

Floating Regasification Projects vs FSRU Fleet Capacity[2]



Inflection point: In mid-2022, FSRU demand is expected to exceed supply
MMtpa
300
250
200
150
100
50
0
'16
'17
'18
'19
'20
'21E
'22E
'23E
'24E
'25E
'26E
'27E
'28E
'29E
Existing Projects
Proposed Projects
Under Construction
FSRU Fleet Capacity
Announced Projects

FSRU Fixtures[3]



(USD/day)
190,000
170,000
150,000
130,000
110,000
90,000
70,000
50,000
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Year Awarded
Average Rate by Year
Two Year Moving Average
Average Rate of Period

Source: Partnership materials, IHS Markit (11/2/21), Clarksons (1/17/22), Wall Street research
1. Represents spot prices delivered Asia
2. Projections as of Q1 2021

EVERCORE
25

3. Represents capex lease rates of awarded/preferred bidder FSRU projects

HÖEGH LNG PARTNERS LP